UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 30, 2015

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	000-55274	98-1188172
(State or other jurisdiction of incorporation or	(Commission file number)	(I.R.S. Employer
organization)		Identification No.)

4120 Southwest Freeway, Suite 150, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 355-8614

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of April 30, 2015, the following corporate governance changes took place with respect to Nobilis Health Corp. (the “Company”):

•	Thomas O. Foster, III and Donald L. Kramer did not stand for re-election to the Board of Directors (the “Board”) of the Company, concluding their tenure on the Board.
•	Harry Fleming replaced the departing Dr. Kramer as Chairman of the Board. The Board accepted the resignation of Mr. Fleming, President of the Company, effective immediately.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On April 30, 2015, the Company held its 2015 Annual and Special Meeting of shareholders (the “Annual Meeting”) at Company’s corporate office in Houston, Texas. At the Annual Meeting, the Company’s shareholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 3, 2015:

Proposal 1 – Election of Directors

The following four directors were elected to serve for one-year terms until the 2016 Annual Meeting and until their respective successors are elected and qualified.

Directors	Votes For	Votes Withheld	Broker Non-Votes

Harry Fleming	25,867,868	234,000	2,226,391
Richard Ganley	25,364,568	737,300	2,226,391
Jennifer Pfahler	24,939,943	1,161,925	2,226,391
Steven Ozonian	26,061,443	40,425	2,226,391

Proposal 2- Ratification of the Appointment of Calvetti Ferguson, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

The shareholders approved the proposal to ratify the appointment of Calvetti Ferguson, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Withheld
28,101,543	0	226,716

Proposal 3 – Approval of the Continuation of the Company’s Stock Option Plan The shareholders approved the continuation of the Company’s Stock Option Plan.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
21,386,096	4,715,772	0	2,226,391

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

By:	/s/ ANDY CHEN
Chief Financial Officer

Dated: April 30, 2015